                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by the Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          CHAPARRAL RESOURCES, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which the transaction applies:
--------------------------------------------------------------------------------
     (2)   Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------
     (4)   Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)   Total fee paid:
--------------------------------------------------------------------------------
 [ ]  Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:
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
                           CHAPARRAL RESOURCES, INC.
                        2211 Norfolk Street, Suite 1150
                              Houston, Texas 77098

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998

         NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Chaparral Resources, Inc., a Colorado corporation (the "Company"), will be held in the Vanderbilt Room of the Marriott Eastside, 525 Lexington at 49th Street, New York, New York 10017, on Friday, June 26, 1998, at 9:00 a.m. Eastern Time, for the purpose of considering and voting upon proposals to:

         (1) Elect seven directors to serve until the next Annual Meeting of Stockholders;

         (2)     Adopt the 1998 Incentive and Nonstatutory Stock Option Plan;

         (3) Ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended December 31, 1998; and

         (4) Transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

         Only stockholders of record at the close of business on May 14, 1998, are entitled to notice of and to vote at the Meeting, and at any adjournment thereof.

         The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope. No postage is required if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           ALAN D. BERLIN, SECRETARY
Houston, Texas
May 28, 1998

                           CHAPARRAL RESOURCES, INC.
                            2211 Norfolk, Suite 1150
                              Houston, Texas 77098


                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 1998


         This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Chaparral Resources, Inc. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Vanderbilt Room of the Marriott Eastside, 525 Lexington at 49th Street, New York, New York 10017, on Friday, June 26, 1998, at 9:00 a.m. Eastern Time, and at any adjournment thereof.

         It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about May 28, 1998.

         Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary at the Company's principal executive offices;
(ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. The principal executive offices of the Company are located at 2211 Norfolk, Suite 1150, Houston, Texas 77098. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count.

                         ACTIONS TO BE TAKEN AT MEETING

         The Meeting is called by the Board of Directors of the Company to consider and act upon the following matters:

         (1)     The election of seven directors of the Company;

         (2) The adoption of the 1998 Incentive and Nonstatutory Stock Option Plan;

         (3) The ratification of the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended December 31, 1998; and

         (4) The transaction of such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

         The holders of one-third of the outstanding shares of Common Stock of the Company, present at the Meeting in person or represented by proxy, shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. As to all other matters voted on at the Meeting, the matter is approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors or on the approval of any other proposal.

                               VOTING SECURITIES

         Voting rights at the meeting are vested in the holders of the Company's $0.10 par value common stock (the "Common Stock"), with each share entitled to one vote, and in the holders of the Company's no par value Series A Preferred Stock ("Preferred Stock"). The holders of the Company's Preferred Stock are entitled to the same number of votes as is equal to the number of shares of Common Stock into which the Preferred Stock is convertible. The Preferred Stock is currently convertible into 2,222,222 shares of Common Stock. Cumulative voting in the election of directors is not permitted. Only holders of record of the Common Stock and Preferred Stock at the close of business on May 14, 1998, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On May 14, 1998, the Company had 51,125,456 shares of Common Stock outstanding and the holder of the Preferred Stock was entitled to cast 2,222,222 votes at the Meeting.

                              PROPOSAL NUMBER ONE
                             ELECTION OF DIRECTORS

         The number of directors on the Company's Board of Directors has been established by the bylaws of the Company as seven directors effective at the Meeting. To be elected, the nominees for director must receive a plurality of the votes represented in person or by proxy at the Meeting. The votes withheld in the election of directors will be counted as being present at the Meeting for purposes of determining a quorum and will have no effect on the election of directors.

         The persons named in the enclosed form of Proxy will vote the shares represented by proxies received by them for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the proxies will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, the nominees for director will hold office until the next annual meeting of stockholders to be held in 1999, until their successors are duly elected or appointed or until their earlier death, resignation or removal. The nominees for director, each of whom has consented to serve if elected, are as follows:

                                     DIRECTOR             PRINCIPAL OCCUPATION
 NAME OF NOMINEE                       SINCE       AGE    DURING THE LAST FIVE YEARS
 ---------------                     ---------     ---    --------------------------
 Howard Karren                         1996        67      Chairman of the Board of the Company since 1996; Chief
                                                           Executive Officer of the Company since January 1997 and
                                                           President of the Company since February 1997. Senior Advisor to the Chairman and Chief Executive Officer of Enron Oil &
                                                           Gas Co., an oil and gas company, from 1994 to 1996.
                                                           President and Vice Chairman of Enron Oil & Gas International
                                                           Co. from 1984 until 1994.

 Arlo G. Sorensen                      1996        57      Chief Financial Officer and Principal Accounting Officer of
                                                           the Company since March 1997. Treasurer of the Company
                                                           from February 1997 to February 1998. Trustee of M.H.
                                                           Whittier Corporation, a private investment entity, since
                                                           1985. Chairman of the Board and a director of Whittier Trust
                                                           Company, a trust company since 1988.

                                                           Secretary of the Company since August 1997; President of
                                                           Whittier Energy Company, an oil and gas exploration and
 David A. Dahl                         1997        36      production company, since 1997, President of Whittier
                                                           Ventures, LLC, a private investment entity, since January
                                                           1996, and a Vice President of Whittier Trust Company, a
                                                           trust company, since April 1993, a Vice President of Merus
                                                           Capital Management, an investment manager, from 1990 to
                                                           1993.

 Ted Collins, Jr.                      1997        59      President of Collins & Ware, Inc., an independent oil and
                                                           gas company, since 1988. President of Enron Oil & Gas Co., an oil and gas company, from 1982 to 1988; Executive Vice
                                                           President and a director of American Quasar Petroleum Co.
                                                           from 1969 to 1982. Mr. Collins is a director of Hanover
                                                           Compression Company, Mid Coast Energy Resources, Inc. and
                                                           Queen Sand Resources, Inc.

 John G. McMillian                     1997        71      Retired since 1995. Chairman, President and Chief Executive
                                                           Officer of Allegheny & Western Energy Corporation, an oil
                                                           and gas company, from 1987 to 1995; founder and former
                                                           Chairman and Chief Executive Officer of Northwest Energy
                                                           Company and owner and Chairman and Chief Executive Officer of Burger Board Company. A director of Marker International and Excalibur Technologies.

                                     DIRECTOR             PRINCIPAL OCCUPATION
 NAME OF NOMINEE                       SINCE       AGE    DURING THE LAST FIVE YEARS
 ---------------                     ---------     ---    --------------------------
 J. Michael Muckleroy                  1997        68     Independent oil operator since 1994. Chairman and Chief
                                                          Executive Officer of Enron Liquid Fuels, a subsidiary of
                                                          Enron Corp. which is engaged in the processing and marketing of oil and gas and manufacturing of appliances and
                                                          distributing of liquid gas, from 1984 to 1994.


 Richard L. Grant                       Not       43      President of Mountaineer Gas Company, the largest natural
                                     currently            gas distribution company in West Virginia, since 1987. Prior
                                     a director           thereto, legal counsel with The Cincinnati Gas & Electric
                                                          Company. Mr. Grant is a member of the Executive Committee
                                                          for the West Virginia Oil and Gas Association, and a member of the Board of Directors for the Southern Gas Association.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE
                  NOMINEES. DIRECTORS MEETINGS AND COMMITTEES

           During the Company's fiscal year ended December 31, 1997, the Company held 16 directors' meetings, 4 of which consisted of directors' minutes signed by all directors and 12 of which were actual meetings held at which the directors were present in person or by telephone. The consent directors minutes reflect decisions reached by all of the directors following discussion among the directors. John G. McMillian is the only current director of the Company who attended in person or by telephone less than 75% of the directors' meetings which actually were held while he was a director.

           The Board of Directors of the Company has established an Audit Committee, a Compensation Committee, an Executive Committee and a Nominations Committee and has appointed Arlo G. Sorensen and David A. Dahl as the members of the Audit Committee; John G. McMillian, J. Michael Muckleroy and Arlo G. Sorensen as the members of the Compensation Committee; Howard Karren, Ted Collins, Jr., John G. McMillian and J. Michael Muckleroy as the members of the Executive Committee; and Ted Collins, Jr., David A. Dahl and Howard Karren as the members of the Nominating Committee.

         The Audit Committee will represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. The Audit Committee will annually review the qualifications and objectivity of the Company's independent auditors, the Company's accounting policies and reporting practices, the Company's contracts and internal auditing and internal control, compliance with the Company's policies regarding business conduct and other matters as deemed appropriate. The Audit Committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes.


           The Compensation Committee will recommend to the Board of Directors cash and noncash compensation for Company executives and will review and recommend to the Board of Directors stock plans for adoption by the Company for the directors, officers, employees and consultants of the Company. The Compensation Committee of the Board of Directors is responsible for developing the Company's executive compensation program. The Compensation Committee will continue to monitor and grant awards pursuant to the Company's comprehensive executive compensation programs and stock option plans. See "Proposal Number Two--Adoption of the 1998 Incentive and Nonstatutory Stock Option Plan."

         The Executive Committee meets on a less formal basis and may exercise all of the powers of the Board of Directors, except where restricted by the bylaws of the Company or by the Colorado Business Corporation Act.

         The Nominations Committee has oversight for recruiting and recommending candidates for election to the Board of Directors and evaluation of director independence and performance. The Nominations Committee recommended the six nominees for director set forth herein and does not plan to consider any other nominees that might be proposed.

         During the fiscal year ended December 31, 1997, the Audit Committee, the Compensation Committee and the then Stock Option Committee, which is now the Compensation Committee, had no formal meetings. The Executive Committee and the Nominations Committee were not established until March 1998.

                     SECURITY OWNERSHIP OF CERTAIN PERSONS

         The following table sets forth as of May 14, 1998, the number of shares of the Company's outstanding Common Stock beneficially owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company's outstanding shares of Common Stock, by Paul V. Hoovler, by each of the Company's current directors and by each nominee for director and by all of the Company's current directors and executive officers as a group.

                                                                   AMOUNT AND NATURE OF         PERCENT
NAME AND ADDRESS                                                   BENEFICIAL OWNERSHIP(1)     OF CLASS
----------------                                                   -----------------------    ----------
Allen & Company Incorporated ...................................     8,431,107(2)                  16.1%
711 Fifth Avenue
New York, New York 10022

Drake and Company ..............................................     2,490,000                      4.8%
Citibank Performance Portfolio A.A
c/o Citibank, N.A
153 E. 53rd Street, 21st Floor
New York, New York 10043

Whittier Ventures, LLC .........................................     3,233,556(3)                   6.3%
1600 Huntington Drive
South Pasadena, California 91030

Paul V. Hoovler ................................................     1,489,522(4)                   2.9%
Howard Karren ..................................................     1,185,000(5)                   2.8%
David A. Dahl ..................................................     5,029,803(6)                   9.8%
Ted Collins, Jr ................................................       110,000                       *
Peter G. Dilling ...............................................       536,618(7)                   1.0%
John G. McMillian ..............................................       435,000(8)                    *
J. Michael Muckleroy ...........................................        20,000                       *
Arlo G. Sorensen ...............................................        96,242(9)                    *
All Current Directors and Executive Officers as
a Group (nine persons) .........................................     7,507,663(10)                 14.2%
Richard L. Grant ...............................................          *                          *

-----------------

 *       Less than 1%.

(1) To the knowledge of the Company's management, the beneficial owners listed have sole voting and investment power with respect to the shares shown unless otherwise indicated.

(2) Includes 1,228,720 shares underlying presently exercisable warrants. Does not include 600,000 shares underlying a warrant that is not exercisable. Allen & Company Incorporated is a wholly owned subsidiary of Allen Holdings Inc., 711 Fifth Avenue, New York, 10002. As a result, Allen Holdings Inc. may be deemed to beneficially own the shares beneficially owned by Allen & Company Incorporated.

(3)      Includes 262,500 shares underlying presently exercisable warrants.

(4) Includes 700,000 shares underlying presently exercisable warrants and 576,000 shares owned by the PVH Family Limited Partnership of which Mr. Hoovler is the General Partner.

(5) Includes 1,025,000 shares underlying presently exercisable options. Does not include 285,000 shares underlying an option granted to Mr. Karren in January 1998 because the directors are still discussing the terms of such grant.

(6) Includes 75,000 shares underlying presently exercisable options owned by David A. Dahl, the 3,233,556 shares beneficially owned by Whittier Ventures LLC, 349,185 shares owned by Whittier Energy Company, 87,500 shares underlying presently exercisable warrants owned by Whittier Energy Company and 1,274,562 shares beneficially owned by Whittier Trust Company. David A. Dahl has no pecuniary interest in the shares beneficially owned by Whittier Ventures LLC, Whittier Energy Company or Whittier Trust Company but, as the President of Whittier Ventures LLC and Whittier Energy Company and as the Vice President of Whittier Trust Company, Mr. Dahl has voting power and investment power over such shares and, thus, may be deemed to beneficially own such shares pursuant to Rule 13d-3 adopted under the Securities Exchange Act of 1934, as amended. Mr. Dahl's address is the same as the address of Whittier Ventures, LLC.

(7) Includes 25,000 shares underlying presently exercisable options. 601,618 shares are owned directly by Spectrum Development, Inc. which is controlled by Mr. Dilling, and the 601,618 shares include 301,618 of a total of 1,250,000 shares being held in escrow in connection with the acquisition of Central Asian Petroleum, Inc. Does not include 400,000 shares underlying an option that is not currently exercisable.

(8)      Includes 25,000 shares underlying a presently exercisable option.

(9) Includes 75,000 shares underlying presently exercisable options and 11,242 shares owned by Whittier 1982 Oil Trust for which Mr. Sorensen is the trustee and has voting and investment power over such shares. Mr. Sorensen is a director of Whittier Ventures LLC and Whittier Energy Company. However, Mr. Sorensen disclaims beneficial ownership of the shares that are owned by Whittier Ventures LLC and Whittier Energy Company.

(10) Includes the shares as described in notes (5) through (9) above. Also includes 10,000 shares owned by Michael B. Young, the Treasurer and Controller of the Company, and 50,000 shares underlying a presently exercisable option owned by Michael B. Young, and includes 10,000 shares owned by Alan D. Berlin, the Secretary of the Company, and 25,000 shares underlying a presently exercisable option owned by Alan
         D. Berlin. Does not include a grant for 30,000 shares that will vest with respect to 10,000 shares on each of January 30, 1999, 2000 and 2001, if Mr. Young is still employed by the Company on those dates. The shares will vest earlier if Mr. Young is terminated without due cause or if the Company is bought or merges with another Company.

                               EXECUTIVE OFFICERS

         The executive officers of the Company are Howard Karren, Arlo G. Sorensen and David A. Dahl, information pertaining to whom is set forth under "Election of Directors," and Michael B. Young and Alan D. Berlin, information pertaining to whom is set forth below. The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of stockholders. Each executive officer holds office until his or her successor is duly elected and qualified or until his or her resignation or death or until he or she shall be removed in the manner provided by the Company's Bylaws. Michael B. Young's and Alan D. Berlin's positions with the Company, their ages, and the periods during which they have served as executive officers of the Company are as follows:

   NAME OF            OFFICER                   PRINCIPAL OCCUPATION
EXECUTIVE OFFICER      SINCE       AGE        DURING THE LAST FIVE YEARS
-----------------      -----       ---        --------------------------
Michael B. Young       1998        29       Treasurer and Controller of the
                                            Company since February 1998; Tax
                                            Manager in the Oil & Gas Tax
                                            Practice of Arthur Andersen LLP, an
                                            accounting firm, from June 1991 to
                                            February 1998.

Alan D. Berlin         1998        58       A partner of Aitken Irvin Lewin
                                            Berlin Vrooman & Cohn, LLP since
                                            1995. Engaged in the private
                                            practice of law for over five years
                                            prior to joining Aitken Irvin Lewin
                                            Berlin Vrooman & Cohn LLP; a
                                            director of the Company from March
                                            1997 to May 1998; Secretary of the
                                            Company from May 1998 to the present
                                            and from January 1997 to August
                                            1997; President of the International
                                            Division of Belco Petroleum Corp.
                                            from 1985 to 1987 and held various
                                            other positions with Belco Petroleum
                                            Corp. from 1977 to 1985. Currently a
                                            director of Belco Oil & Gas Corp.


         In connection with the Company's acquisition of all of the stock of Central Asian Petroleum, Inc. ("CAP-D") in 1994, the former shareholders of CAP-D acquired certain rights to nominate directors of their choosing for election to the Company's Board of Directors. Pursuant to these rights, the former CAP-D shareholders caused the nomination of Jay W. McGee, who was elected a director at the 1995 annual meeting of stockholders. Mr. McGee subsequently resigned as a director and officer of the Company to become Co-Managing Director of KKM. The former shareholders of CAP-D had the right to nominate an additional director for election to the Company's board of directors at the Company's 1996 annual meeting of stockholders but failed to do so. If by June 30, 2000, the Karakuduk Field obtains 5,000 barrels of oil production per day averaged over any sixty (60) day period, or the Company's beneficial interest in the field is sold or the Company and the former shareholders jointly participate in a new exploratory development project, the former shareholders have the right to cause the Company to nominate one additional director at the Company's annual meeting of stockholders held in the year 2000.

         In connection with borrowings in August 1996, the Company agreed to add two directors selected by two of the lenders, Whittier Ventures LLC and Whittier Energy Company (collectively "Whittiers"). In connection with the transactions, James A. Jeffs resigned from the Company's Board of Directors. At the request of the Whittiers, on December 2, 1996, Arlo G.

Sorensen replaced Mr. Jeffs on the Company's Board of Directors and on January 3, 1997, David A. Dahl was appointed to the Company's Board of Directors. The Whittiers will have the right to have their two representatives nominated for directors of the Company until the later of the date their promissory notes are paid in full or the date the Whittiers no longer have any investment in the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of the Forms 3 and 4 and any amendments thereto furnished to the Company during the Company's fiscal year ended December 31, 1997, and Form 5 and amendments thereto furnished to the Company with respect to such fiscal year, during the Company's fiscal year ended December 31, 1997, no persons who were directors, officers or beneficial owners of more than 10% of the Company's outstanding Common Stock during such fiscal year filed late reports on Forms 3, 4, or 5 except for Walter A. Carozza who did not timely file his Form 3, and failed to file a Form 5 reporting one transaction during the fiscal year ended December 31, 1997, Peter G. Dilling who failed to file three Forms 4 reporting a total of seven transactions and a Form 5 reporting three transactions during the fiscal year ended December 31, 1997 and Howard Karren who did not timely file a Form 5 reporting three transactions during the fiscal year ended December 31, 1997.

                                  COMPENSATION

         In May 1997, the Company changed its fiscal year end from November 30 to December 31. The following table shows all cash compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, during the month of December 1996 and during the fiscal years ended November 30, 1996 and November 30, 1995 to Howard Karren and Paul V. Hoovler who were the chief executive officers of the Company at certain times during the fiscal year ended December 31, 1997. There were no executive officers of the Company whose annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                             ANNUAL COMPENSATION
                                                                                   ----------------------------------------
                                     YEAR                           YEAR                                            OTHER
                                    ENDED                           ENDED                                           ANNUAL
NAME AND                           DECEMBER      MONTH OF         NOVEMBER                                          COMPEN-
PRINCIPAL POSITION                   31,         DECEMBER             30,          SALARY($)      BONUS($)          SATION($)
------------------                 --------      --------        -----------      ---------       --------         ----------
Howard Karren......................  1997                                                --             --                 --
Chief Executive Officer and                       1996                                   --             --                 --
President since January 1997                                        1996                 --             --         $  175,000(1)
and February 1997, respectively                                     1995                 --             --                 --

Paul V. Hoovler....................  1997                                         $  12,408             --                 --
Chief Executive                                   1996                            $   5,000        $12,500                 --
Officer and President until                                         1996          $  60,000(2)          --         $    4,937(3)
January 1997 and February                                           1995            $60,000             --         $    4,413(3)
1997, respectively


                                             LONG TERM
                                            COMPENSATION
                                               AWARDS
                                            ------------
                                             SECURITIES
                                             UNDERLYING          ALL OTHER
                                             OPTIONS(#)       COMPENSATION($)
                                            ------------      ---------------
NAME AND
PRINCIPAL POSITION
------------------
Howard Karren......................           1,025,000              --
Chief Executive Officer and                          --              --
President since January 1997                         --              --
and February 1997, respectively                      --              --

Paul V. Hoovler....................             200,000(4)           --
Chief Executive                                      --              --
Officer and President until                          --       $  40,000(5)
January 1997 and February                            --       $  40,000(5)
1997, respectively


---------------------

(1) In connection with Howard Karren becoming a director of the Company, subject to a certain contingency which was satisfied in April 1996, the Company agreed to issue 350,000 shares of the Company's restricted common stock to Howard Karren, a director of the Company, or his designees. The $175,000 represents the fair market value of the 350,000 shares on April 5, 1996, the date the contingency was satisfied. The fair market value is based on the $0.50 per share sales price of sales by the Company of restricted stock to nonaffiliated parties in April 1996.

(2) In addition, on August 19, 1996, the Company's board of directors awarded Mr. Hoovler a cash bonus of $140,000 as recognition of past and present services to the Company to be used by Mr. Hoovler to exercise certain warrants, granted to Mr. Hoovler pursuant to the Company's 1989 Stock Warrant Plan, to purchase 500,000 shares of the Company's Common Stock at an exercise price of $0.28 per share. This bonus will not become payable until receipt of notice from Mr. Hoovler, which notice may not be given and shall not be effective, until the earlier of (i) completion of a sale or farmout by the Company of all or a portion of its interest in the Karakuduk Oil Field in Kazakhstan ("Karakuduk Field") or (ii) the date when the Company makes a public disclosure of a sale or farmout of the Karakuduk Field. At its sole option and discretion, the Company may, in lieu of making payment of such bonus to Mr. Hoovler, use all or a portion of such bonus as a direct offset to Mr. Hoovler's obligation to make any payment due to the Company upon exercise of the warrants. Anything mentioned above to the contrary notwithstanding, in the event Mr. Hoovler has exercised and paid for the warrants prior to the date the bonus becomes payable, the Company shall pay such bonus directly to Mr. Hoovler, but only upon completion of a sale or farmout of all or a portion of its interest in the Karakuduk Field.

(3) Represents the amounts distributed pursuant to a royalty participation plan to Paul V. Hoovler.

(4) Represents shares underlying warrants that were received by Mr. Hoovler as a part of a severance agreement with the Company. See
    "Compensation--Termination of Employment Agreements."

(5) The Company had a Deferred Compensation and Death Benefit Plan for Paul V. Hoovler. The Company paid Mr. Hoovler $40,000 annually from this plan until Mr. Hoovler voluntarily terminated his employment in February 1997 at which time he received the life insurance policy on his life which previously provided for the major portion of any costs to the Company. The plan was fully funded when the Company paid, during the Company's fiscal year ended November 30, 1991, the final payment of a premium of $18,000 on the life insurance policy.

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options (warrants) granted by the Company to Howard Karren and Paul V. Hoovler from December 1, 1996 through December 31, 1997.

                                                    % OF TOTAL                                                    MARKET
                       NUMBER OF SECURITIES         OPTIONS (WARRANTS)                                            PRICE ON
                       UNDERLYING OPTIONS           GRANTED TO EMPLOYEES       EXERCISE OR       EXPIRATION       DATE OF
NAME                   (WARRANTS) GRANTED           DURING PERIOD              BASE PRICE        DATE             GRANT (1)
----                   -----------------            --------------------       ----------        ----------       ---------
Howard Karren           25,000 Shares                     1.9%                 $0.828125          7/16/2007        $0.828125
                       500,000 Shares                    36.6%                 $0.75              9/1/2002         $0.8125
                       500,000 Shares                    36.6%                 $1.50              9/1/2002         $0.8125

Paul V. Hoovler        100,000 Shares(2)                  7.5%                 $0.85              2/12/2001        $0.828125
                       100,000 Shares(2)                  7.5%                 $1.25              1/1/2002         $0.828125


-------------------------

(1) The market price on the date of grant is based on the mean between the closing bid and asked prices of the Company's Common Stock on the date of grant or on the next day before the date of grant on which there were reported bid and asked prices of the Company's Common Stock.

(2) Mr. Hoovler's warrants were received as a part of a severance agreement with the Company. See "Compensation--Termination of Employment Agreements."

                          FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning unexercised options (warrants) held by Howard Karren and by Paul V. Hoovler at December 31, 1997:


                                          NUMBER OF SECURITIES
                                         UNDERLYING UNEXERCISED                           VALUE OF UNEXERCISED
                                              OPTIONS AS OF                              IN-THE-MONEY OPTIONS AT
                                          DECEMBER 31, 1997(#)                            DECEMBER 31, 1997($)
                                   ---------------------------------             ---------------------------------
NAME                               EXERCISABLE/        UNEXERCISABLE              EXERCISABLE/       UNEXERCISABLE
----                               -----------         -------------             --------------      -------------
Howard Karren..............         1,025,000                - 0 -               $1,379,180(1)             - 0 -

Paul V. Hoovler............           600,000                100,000             $1,285,000(1)           $125,000

-----------------------

(1) The value was determined by multiplying the number of shares underlying the warrants by the difference between the exercise price and the closing sale price of the Company's Common Stock on December 31, 1997.

COMPENSATION OF DIRECTORS

         On July 17, 1997, the stockholders of the Company approved a 1997 Incentive Stock Plan pursuant to which all non-employee directors were to receive an award of 250 shares of Common Stock of the Company for each meeting of the board of directors attended by such director. The directors have waived their rights to receive shares for the meetings in 1997 and in 1998. Also on July 17, 1997, the stockholders approved a 1997 Non-Employee Directors' Stock Option Plan pursuant to which each year each non-employee director was to receive an option to purchase 25,000 shares of Common Stock of the Company. Subject to the adoption of the 1998 Incentive and Nonstatutory Stock Option Plan, the directors have terminated the 1997 Incentive Stock Option Plan and the 1997 Non-Employee Directors' Stock Option Plan.

         On January 23, 1998, the Board of Directors of the Company granted each director of the Company 10,000 shares of the Company's Common Stock for their service to the Company. There were no other standard or other arrangements for the compensation of the Company's directors in effect for the Company's fiscal year ended December 31, 1997.

TERMINATION OF EMPLOYMENT ARRANGEMENTS

         Paul V. Hoovler, the former Chief Executive Officer and President of the Company, entered into a severance agreement ("Agreement") with the Company effective February 12, 1997. Pursuant to the Agreement, Mr. Hoovler received his salary and unpaid vacation time accrued through February 12, 1997. Also, the Company agreed to amend the Company's 1989 Stock Warrant Plan to enable Mr. Hoovler to transfer the warrants granted to him in 1996 to a member of his family or a trust created by him.

         Further, Mr. Hoovler was granted warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $0.85 per share, for a period of four years and warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.25 per share that became exercisable on January 1, 1998, and remain exercisable for a period of four years from such date.

         Also, pursuant to the Agreement, the Company agreed to assign to Mr. Hoovler, or an entity controlled by Mr. Hoovler, the existing overriding royalty interest ("ORRI") that the Company holds in approximately 89 wells. Such assignment will be for a three-year period. In exchange for the assignment, Mr. Hoovler agreed to pay a former employee of the Company ten percent (10%) of the net revenues received from such ORRI during the three-year period. In addition, upon Mr. Hoovler's request, the Company agreed to assign its interest in the Company's royalty participation plan to Mr. Hoovler or an entity controlled by Mr. Hoovler. The Company also agreed to assign to Mr. Hoovler the Company's ownership interest in two life insurance policies that the Company held on Mr. Hoovler's life. Finally, pursuant to the Agreement, Mr. Hoovler was allowed to bid on or retain certain office furniture and equipment of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In early September 1994, the Company signed a letter of intent with Central Asian Petroleum, Inc., a Delaware corporation ("CAP-D"), and Overseas Consulting Services Company, Inc. ("OCSCO"), both private companies based in Houston, Texas, to jointly pursue the registration and development of the Karakuduk Field, a shut-in field in the central Asian Republic of Kazakhstan, that was discovered in the early 1970s but never placed on production.

         In mid-September 1994, the Company acquired a 25% interest in Central Asian Petroleum (Guernsey) Limited ("CAP-G"), with headquarters in Ankara, Turkey, which holds a 50% interest in Karakuduk-Munay, Inc. ("KKM"), which holds 100% of the right to develop the Karakuduk Field. In April 1995, the Company acquired all of the stock of CAP-D, which also owned an interest in CAP-G. Following the acquisition of CAP-D, the Company's beneficial interest in CAP-G increased to 45%, giving the Company a 22.5% beneficial interest in KKM and the Karakuduk Field. Under terms of the acquisition, the former shareholders of CAP-D have certain rights to cause the Company to nominate persons selected by the former shareholders to the Company's Board of Directors. Jay W. McGee, a former shareholder of CAP-D, was elected to be a director at the Company's 1995 Annual Meeting of Stockholders under the arrangement. The Company paid Mr.
McGee $50,000 in 1995 and the balance is payable upon the occurrence of certain milestones in development of the Karakuduk Field. The Company issued 4,250,000 shares of restricted common stock for CAP-D which were placed in escrow and are to be released to the former shareholders of CAP-D, including Messrs. Dilling and McGee, a director of the Company until October 1997, and James A. Jeffs, a director of the Company until November 1996, or their affiliates, from time to time in connection with development of the Karakuduk Field. Of the 4,250,000 shares originally placed in escrow, 3,000,000 shares have been released and delivered to the former shareholders of CAP-D. The additional 55% interest in CAP-G was acquired by the Company from nonaffiliated parties.

         The previous management of the Company had been negotiating an agreement pursuant to which the Company would have acquired 100% of the issued and outstanding capital stock of M-D International Petroleum, Inc. ("MDI"), a private company of which the shareholders include one current director of the Company, Mr. Dilling, and two former directors of the Company, Mr. Jeffs and Mr. McGee. At the time of the acquisition, the only asset that MDI would have would be a 5% interest in a joint venture that Enron Oil & Gas Uzbekistan, Ltd. ("EOGU") was negotiating for the development of natural gas fields in the Republic of Uzbekistan. The agreement with MDI was not consummated. On January 8, 1997, the Company agreed to issue 180,000 shares of the Company's common stock to EOGU to obtain an option to acquire MDI. The Company also granted EOGU registration rights with respect to the 180,000 shares. In the interim, the principal shareholders of MDI, including Messrs. Dilling, McGee and Jeffs, agreed that if the Company did not acquire MDI within a specified time period, the principal shareholders would transfer 180,000 shares of the Company's common stock owned by them to the Company to replace the 180,000 shares issued by the Company to EOGU. Because such acquisition did not occur within the specified time period, such principal shareholders transferred the 180,000 shares to the Company and the shares were cancelled. The Company is no longer pursuing the acquisition of MDI.

         In May 1996 through February 1997, the Company paid a base consulting fee of $60,000 per month to MDI for assistance by MDI in seeking means for meeting the Company's funding obligations for the Karakuduk Project. The Company also assumed obligations of MDI to pay up to $42,000 during the six month period ending September 30, 1996 to two other unaffiliated consultants engaged to assist MDI and the Company to acquire and review oil and natural gas exploration or development projects of the former Soviet Union. From March 1997 to August 1997, the Company reimbursed MDI for MDI's expenses incurred in connection with the Karakuduk Project. Currently, there are no transactions contemplated between the Company and MDI.

         In November and December, 1996, the Company borrowed $1,850,000 for interim financing pursuant to unsecured convertible promissory notes that bore interest at 8% per annum, which was payable monthly and that were due and payable on or before May 29, 1998. The promissory notes were convertible into the Company's common stock at the lower of $0.75 per share or 75% of the market price of the common stock on the date of the conversion if the market price is less than $1.00 per share on such date. The proceeds from the first of such loans were received on November 22, 1996. Whittier Ventures, LLC, Whittier Energy Company and Victory Ventures, LLC subsequently converted their loans into the Company's common stock as described below.

         In connection with such borrowings, the Company agreed to issue the lenders warrants that terminate on November 30, 1999, to purchase a total of 462,500 shares of the Company's common stock at $0.25 per share and agreed to add two directors selected by two of the lenders, Whittier Ventures LLC and Whittier Energy Company, to the Company's Board of Directors. The Company further agreed that the Company would issue the lenders warrants to purchase an additional 185,000 shares of the Company's common stock if the promissory notes were not paid or converted by May 31, 1997, and warrants to purchase an additional 370,000 shares of the Company's common stock if the promissory notes were not paid or converted by November 30, 1997. Just prior to November 30, 1997, the Company offered to repay the then outstanding promissory notes, including the promissory notes to Whittier Ventures LLC and Whittier Energy Company. The lenders advised the Company that they were considering whether or not to convert their promissory notes into shares of the Company's Common Stock and requested the Company to not repay the promissory notes by November 30, 1997. In connection with such requests, the lenders agreed that the lenders would not receive any of the warrants to purchase an additional 370,000 of the Company's Common Stock if the promissory notes were not paid or converted by November 30, 1997. The warrants that were issued are exercisable for a period of three years at $0.25 per share. Effective November 30, 1997, Whittier Ventures LLC and Whittier Energy Company converted the principal and accrued interest in their promissory notes into 1,047,556 shares and 349,185 shares, respectively, of the Company's Common Stock.

         Walter A. Carozza, a director of the Company from May 1997 to May 1998, is the president of Victory Ventures LLC. On April 22, 1997, the Company sold 3,076,923 shares of the Company's Common Stock for $0.65 per share for a total of $2,000,000 to Victory Ventures, LLC. In connection with the transaction, the Company also issued a warrant to Victory Ventures, LLC to purchase up to an additional 4,615,385 shares of the Company's Common Stock for $3,000,000 or $0.65 per share. In October, 1997, Victory Ventures LLC exercised a portion of the warrant by purchasing 2,307,692 shares of the Company's Common Stock. At the same time, the Company agreed to extend the expiration date of the remaining portion of the warrant to December 3, 1998. In November 1997, Victory Ventures LLC exercised the remaining portion of the warrant by purchasing 2,307,693 shares of the Company's common stock and exercised another warrant that Victory Ventures LLC had received in connection with a loan made by Victory Ventures LLC in December 1996, to the Company. The warrant related to 125,000 shares of the Company's Common Stock and was exercisable at a price of $0.25 per share. Victory Ventures LLC subsequently distributed to its members or sold to various persons all of the Company's Common Stock owned by Victory Ventures LLC so that, as of the date hereof, Victory Ventures LLC no longer owns any shares of the Company's common stock.

         In April, 1997, Victory Ventures LLC also converted a $500,000 promissory note (plus $2,000 of accrued interest) that had previously been issued by the Company to Victory Ventures LLC in December 1996 into 772,308 shares of the Company's Common Stock at a conversion price of $0.65 per share.

         On August 29, 1997, Whittier Ventures LLC loaned the Company $100,000. The loan was repaid on December 4, 1997, with interest at a rate of 1% per month. The loan was unsecured. On October 9, 1997, Whittier Ventures LLC loaned the Company an additional

$200,000. The loan was repaid on December 4, 1997, with interest at a rate of 1% per month. The loan was unsecured. In September 1997, Howard Karren advanced $61,000 to CAP-G which was repaid by CAP-G to Mr. Karren without interest in December 1997. Mr. Karren also personally guaranteed payments to various suppliers.

         Aitken Irvin Lewin Berlin Vrooman & Cohn, LLP, a law firm in which Alan
D. Berlin, who is currently the Secretary of the Company and who was a director of the Company from March 1997 to May 1998, is a partner, provides legal services to the Company for which the law firm charges the Company an amount not in excess of the law firm's normal billing rates. The total amount of fees that were paid by the Company to the law firm during the Company's year ended December 31, 1997, did not exceed 5% of the law firm's gross revenues for the law firm's last full fiscal year. The Company believes that the fees paid to the law firm were reasonable for the services rendered.

         On November 24, 1997, the Company executed a Subscription Agreement ("Agreement") with an investor, which was not affiliated with the Company. Pursuant to the Agreement, the Company sold to the investor 50,000 shares of the Company's Series A Preferred Stock, no par value, for a purchase price of $100,000 per share or an aggregate purchase price of Five Million Dollars ($5,000,000). The investor also agreed to purchase an additional 25,000 shares of the Company's Series A Preferred Stock for an additional $2,500,000 and 150,000 shares of the Company's Series B and Series C Preferred Stock for $15,000,000.

         In March 1998, prior to the receipt of the funds for any additional purchases the investor was to make under the Agreement, the Company and the investor mutually released each other from any further obligations under the Agreement. The investor retained the initial 50,000 shares of Series A Preferred Stock that are convertible into the Company's Common Stock at $2.25 per share. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock will be determined by dividing $100 by the conversion price per share. The Company is not required to issue any additional preferred stock under the Agreement and the investor has no other obligation to provide funds to the Company in exchange for such stock.

         The Series B Preferred Stock and Series C Preferred Stock would have been convertible at the option of the holders thereof at any time or from time to time on or prior to the redemption date into Common Stock. The conversion price of the Series B Preferred Stock was initially $3.00 per share; and the conversion price of the Series C Preferred Stock was initially $4.25 per share. The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock and Series C Preferred Stock would have been determined by dividing $100 by the conversion price per share.

         Allen & Company Incorporated ("Allen & Company") acted as placement agent in connection with the sale of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to the Agreement. Allen & Company elected to receive its fees in the form of warrants to purchase 900,000 shares of the Company's Common Stock that were all originally exercisable through November 25, 2002, at an exercise price of $0.01 per share.

         The Company has agreed to allow Allen & Company to retain the warrants to purchase 700,000 shares of the Company's Common Stock related to the $17,500,000 in funds not received under the original terms of the Agreement, provided Allen & Company raises additional capital for the Company within the two year period ending November 25, 1999. Based on a subsequent agreement, the unearned warrants to purchase 700,000 shares of the Company's Common Stock held by Allen & Company are fully restricted from exercise unless Allen & Company raises additional capital for the Company that is acceptable to the Company's Board of Directors. For each $25 of additional capital raised, a warrant to purchase one share of Common Stock will be deemed to be earned. If, before November 25, 1999, Allen & Company fails to raise additional capital for the Company under terms acceptable to the Company, the unearned portion of the warrants will expire. In April 1998, Allen & Company raised an additional $2,500,000 of capital for the Company through the sale by the Company of 1,250,000 shares of the Company's Common Stock at $2.00 per share. As a result, the warrants became exercisable as to an additional 100,000 shares of the Company's Common Stock.

         On July 17, 1997, the stockholders of the Company approved a 1997 Incentive Stock Plan pursuant to which all non-employee directors were to receive an award of 250 shares of Common Stock of the Company for each meeting of the board of directors attended by such director. The directors have waived their rights to receive shares for the meetings in 1997 and 1998. Also on July 17, 1997, the stockholders approved a 1997 Non-Employee Directors' Stock Option Plan pursuant to which each year each non-employee director will receive an option to purchase 25,000 shares of Common Stock of the Company. The first options relating to a total of 200,000 shares that are exercisable at a price of $0.828125 per share were received effective July 17, 1997.

         On January 23, 1998, the Board of Directors of the Company granted each director of the Company 10,000 shares of the Company's Common Stock for their service to the Company.

         In connection with his employment, the Company granted Michael B. Young a five year option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $2.25 per share and granted Mr. Young 40,000 shares of the Company's Common Stock that, subject to certain conditions, vested as to 10,000 shares on January 30, 1998, and will vest as to 10,000 shares on each of January 30, 1999, 2000, and 2001. All unvested shares shall vest immediately if the Company is acquired or merges with another company or if Mr. Young is terminated without cause.

                               PROPOSAL NUMBER TWO
                 ADOPTION OF THE 1998 INCENTIVE AND NONSTATUTORY
                                STOCK OPTION PLAN

         The Board of Directors of the Company has adopted the 1998 Incentive and Nonstatutory Stock Option Plan ("Plan") subject to the approval of the Company's stockholders.

         The following is a summary description of the Plan which is qualified in its entirety by reference to the complete text of the Plan which is attached as APPENDIX A to this Proxy Statement.

PURPOSE

         The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options granted under the plan may be either "incentive stock options," ("Incentive Options") or "nonstatutory stock options" ("Nonstatutory Options").

AMOUNTS OF COMMON STOCK SUBJECT TO OPTIONS UNDER THE PLAN

         The Plan provides for the grant of stock options covering an aggregate of 3,000,000 shares of common stock of the Company ("Common Stock"). The number of shares of Common Stock subject to options is subject to equitable adjustments for any stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the Plan.

ADMINISTRATION OF THE PLAN

         The Plan may be administered by the Board or by a committee appointed by the Board consisting of not fewer than two non-employee members of the Board (the "Committee"). Subject to the conditions set forth in the Plan, the Board or the Committee has full and final authority to determine the number of shares to be represented by each option, the individuals to whom and the time or times at which such options shall be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The Plan is intended to be flexible, and a significant amount of discretion is vested in the Board or the Committee with respect to all aspects of the options to be granted under the Plan.

PARTICIPANTS

         Nonstatutory Options may be granted under the Plan to any person who is or who agrees to become an officer, director, employee or consultant of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of May 19, 1998, the Company and its subsidiaries had approximately 88 employees. The participants will not be required to pay any sums for the granting of options, but may be required to pay the Company for extending the options. As of May 26, 1998, no options had been granted pursuant to the Plan.

EXERCISE PRICE

         The exercise price of each Nonstatutory Option granted under the Plan shall be determined by the Board or the Committee. The exercise price of each Incentive Option granted under the Plan shall be determined by the Board or the Committee and shall in no event be less than 100% (110% in the case of a person who owns directly or indirectly more than 10% of the Common Stock) of the fair market value of the shares on the date of grant. The payment of the exercise price of an option may be made in cash or shares of Common Stock, as more fully described under "Consideration and Method of Payment" and "Exercise of Option" in the Plan. Fair market value shall be determined by the Board or the Committee in accordance with the Plan and such determination shall be binding upon the Company and upon the holder. The closing sale price of the Common Stock on May 18, 1998, was $2.09375 per share.

TERMS OF OPTIONS

         Options may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Company's outstanding Common Stock), which may extend beyond the term of the Plan.


EXERCISE OF OPTIONS

         The terms governing the exercise of options granted under the Plan shall be determined by the Board or the Committee, which may limit the number of options exercisable in any period. Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Board or the Committee provides otherwise). Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise. In no event shall an option granted under the Plan be exercisable prior to the date of stockholder approval of the Plan.

NONTRANSFERABILITY

         Incentive Options granted under the Plan are not transferable or assignable, other than by will or the laws of descent and distribution and, during the lifetime of the holder, options are exercisable only by the holder. Nonstatutory Options do not contain restrictions on transferability.

TERMINATION OF RELATIONSHIP

         Except as Board or the Committee may expressly determine otherwise, if the holder of an Incentive Option ceases to be employed by or to have another qualifying relationship (such as that or director) with the Company or any of its subsidiaries other than by reason of the holder's death or permanent disability, all Incentive Options granted to such holder under the Plan shall terminate immediately, except for Incentive Options which were exercisable on the date of such termination of relationship, which Incentive Options shall terminate 90 days after the date of such termination of relationship, unless such Incentive Options specify by their terms an earlier expiration or termination date. In the event of the death or permanent disability of the holder of an Incentive Option, options may be exercised to the extent that the holder might have exercised the options on the date of death or permanent disability for a period of up to 12 months following the date of death or permanent disability, unless by their terms the options expire before the end of such 12 month period. No such restrictions exist with regard to Nonstatutory Options because qualifying relationships with the Company are not a prerequisite of Nonstatutory Options.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board may at any time and from time to time amend or terminate the Plan, but may not, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock subject to options which may be granted under the Plan, other than in connection with an equitable adjustment, (ii) change the class of employees eligible for Incentive Options, or (iii) make any material amendment under the Plan that must be approved by the Company's stockholders for the Board to be able to grant Incentive Options under the Plan. No amendment or termination of the Plan by the Board may alter or impair any of the rights under any option granted under the Plan without the holder's written consent.

EFFECTIVE DATE AND TERM OF THE PLAN

         Options may be granted under the Plan during its 10 year term, which commenced on May 20, 1998.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE OPTIONS. The Company believes that with respect to Incentive Options granted under the Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, the optionee will generally recognize long term capital gain or loss upon disposition of the shares.

         If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition generally will be taxable as ordinary income in the year of disposition to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as long term or short term capital gain, depending on the holding period of the shares.

         The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

         NONSTATUTORY OPTIONS. The Company believes that the grant of a Nonstatutory Option under the Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes (assuming that such compensation is reasonable), in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company if the optionee is an employee. Gain or loss on the subsequent sale of shares received on exercise of a Nonstatutory Option generally will be long term or short term capital gain or loss, depending on the holding period of the shares.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE PLAN.

                              PROPOSAL NUMBER THREE
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         On January 16, 1997, the Company engaged Ernst & Young LLP as the Company's principal independent accountant in place of Grant Thornton LLP. On July 23, 1996, the Company requested and received the resignation of Grant Thornton LLP. There were no disagreements during the Company's two fiscal years ended November 30, 1995, or any interim period subsequent thereto between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference in its reports to the subject matter of such disagreements. The opinion of Grant Thornton LLP on the Company's financial statements for the fiscal year ended November 30, 1995, contains no adverse opinion or disclaimer of opinion, nor was such opinion qualified as to uncertainty, audit scope or accounting principles, except that the opinion on the Company's financial statements for the fiscal year ended November 30, 1995, raised substantial doubt about the Company's ability to continue as a going concern. The decision to change accountants was approved by the Company's Board of Directors.

         The Board of Directors has appointed Ernst & Young LLP, certified public accountants, as auditors to examine the financial statements of the Company for the year ending December 31, 1998, and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders.

         In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the year ending December 31, 1998, will be permitted to stand unless the Board of Directors finds other reasons for making a change.

         It is understood that even if the selection of Ernst & Young LLP is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

         Representatives of Ernst & Young are expected to be present at the Meeting, have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                       1997 ANNUAL REPORT TO STOCKHOLDERS

         INCLUDED WITH THIS PROXY STATEMENT IS THE COMPANY'S 1997 ANNUAL REPORT TO STOCKHOLDERS WHICH CONTAINS THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, UPON WRITTEN REQUEST TO AMANDA JOHNSON, 2211 NORFOLK, SUITE 1150, HOUSTON, TEXAS 77098. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MAY 14, 1998, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK. THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K MAY BE OBTAINED BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO AMANDA JOHNSON. EACH PERSON MAKING ANY SUCH REQUEST WILL BE REQUIRED TO PAY A FEE OF $0.25 PER PAGE TO COVER THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company by January 28, 1999 to be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

         The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            ALAN D. BERLIN, SECRETARY
Houston, Texas
May 28, 1998

                                                                      APPENDIX A




                           CHAPARRAL RESOURCES, INC.

                        1998 INCENTIVE AND NONSTATUTORY
                               STOCK OPTION PLAN


         1. PURPOSES OF THE PLAN. The purposes of this 1998 Incentive and Nonstatutory Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company's business. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonstatutory stock options," at the discretion of the Board and as reflected in the terms of the written stock option agreement.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                 a. "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company if no Committee is appointed.

                 b. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                 c. "COMMON STOCK" shall mean the $0.10 par value common stock of the Company.

                 d. "COMPANY" shall mean Chaparral Resources, Inc., a Colorado corporation.

                 e. "COMMITTEE" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed, or the Board if no committee is appointed.

                 f. "CONSULTANT" shall mean any person who is engaged by the Company or by any Parent or Subsidiary to render consulting services and is compensated for such consulting services, but does not include a director of the Company who is compensated for services as a director only with the payment of a director's fee by the Company.

                 g. "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                 h. "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or by any Parent or Subsidiary. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                 i. "INCENTIVE STOCK OPTION" shall mean an Option which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted an Incentive Stock Option under the Plan.

                 j.       "NON-EMPLOYEE DIRECTOR" shall mean a director who:

                          (i) Is not currently an officer (as defined in Section 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Company or of a Parent or Subsidiary or otherwise currently employed by the Company or by a Parent or Subsidiary.

                          (ii) Does not receive compensation, either directly or indirectly, from the Company or from a Parent or Subsidiary, for services rendered as a Consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

                          (iii) Does not possess an interest in any other transaction for which disclosure would be required pursuant to
                 Item 404(a) of Regulation S-K adopted by the United States Securities and Exchange Commission.

                 k. "NONSTATUTORY STOCK OPTION" shall mean an Option granted under this Plan which does not qualify as an Incentive Stock Option and which shall be clearly identified as such in the written Stock Option Agreement provided by the Company to each Optionee granted a Nonstatutory Stock Option under this Plan. To the extent that the aggregate fair market value of Optioned Stock to which Incentive Stock Options granted under Options to an Employee are exercisable for the first time during any calendar year (under the Plan and all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options under the Plan. The aggregate fair market value of the Optioned Stock shall be determined as of the date of grant of each Option and the determination of which Incentive Stock Options shall be treated as qualified incentive stock options under Section 422 of the Code and which Incentive Stock Options exercisable for the first time in a particular year in excess of the $100,000 limitation shall be treated as

         Nonstatutory Stock Options shall be determined based on the order in which such Options were granted in accordance with Section 422(d) of the Code.

                 l. "OPTION" shall mean an Incentive Stock Option, a Nonstatutory Stock Option or both as identified in a written Stock Option Agreement representing such stock option granted pursuant to the Plan.

                 m. "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

                 n. "OPTIONEE" shall mean an Employee or other person who is granted an Option.

                 o. "PARENT" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

                 p. "PLAN" shall mean this 1998 Incentive and Nonstatutory Stock Option Plan.

                 q. "SHARE" shall mean a share of the Common Stock of the Company, as adjusted in accordance with Section 11 of the Plan.

                 r. "STOCK OPTION AGREEMENT" shall mean the agreement to be entered into between the Company and each Optionee which shall set forth the terms and conditions of each Option granted to each Optionee, including the number of Shares underlying such Option and the exercise price of each Option granted to such Optionee under such agreement.

                 s. "SUBSIDIARY" shall mean a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3.      STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 3,000,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.      ADMINISTRATION OF THE PLAN.

                 a. PROCEDURE. The Plan shall be administered by the Board or a Committee appointed by the Board consisting of two or more Non-Employee Directors to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe.


                          (i) Once appointed, the Committee shall continue to serve until otherwise directed by the Board (which for purposes of this paragraph (a)(i) of this Section 4 shall be the Board of Directors of the Company). From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                          (ii) Members of the Board who are granted, or have been granted, Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan.

                 b. POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion:

                          (i)     To grant Incentive Stock Options, in
                 accordance with Section 422 of the Code, and Nonstatutory Stock Options or both as provided and identified in a separate written Stock Option Agreement to each Optionee granted such Option or Options under the Plan; provided however, that in no event shall an Incentive Stock Option and a Nonstatutory Stock Option granted to any Optionee under a single Stock Option Agreement be subject to a "tandem" exercise arrangement such that the exercise of one such Option affects the Optionee's right to exercise the other Option granted under such Stock Option Agreement;

                          (ii) To determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock;

                          (iii) To determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan;

                          (iv) To determine the Employees or other persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option;

                          (v)     To interpret the Plan;

                          (vi) To prescribe, amend and rescind rules and regulations relating to the Plan;

                          (vii) To determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option;

                          (viii) To accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 7 of the Plan;

                          (ix) To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and

                          (x) To make all other determinations deemed necessary or advisable for the administration of the Plan.

                 c. EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other permissible holders of any Options granted under the Plan.

         5.      ELIGIBILITY.

                 a. PERSONS ELIGIBLE. Options may be granted to any person selected by the Board. Incentive Stock Options may be granted only to Employees. An Employee, who is also a director of the Company, its Parent or a Subsidiary, shall be treated as an Employee for purposes of this Section 5. An Employee or other person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

                 b. NO EFFECT ON RELATIONSHIP. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or other relationship with the Company nor shall it interfere in any way with his right or the Company's right to terminate his employment or other relationship at any time.

         6. TERM OF PLAN. The Plan became effective on May 21, 1998. It shall continue in effect until May 20, 2008, unless sooner terminated under
Section 13 of the Plan.

         7. TERM OF OPTION. The term of each Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, if the Option is an Incentive Stock Option, the term of the Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

         8.      EXERCISE PRICE AND CONSIDERATION.

                 a. EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but the per Share exercise price under an Incentive Stock Option shall be subject to the following:

                          (i) If granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall not be less than 110% of the fair market value per Share on the date of grant.

                          (ii) If granted to any other Employee, the per Share exercise price shall not be less than 100% of the fair market value per Share on the date of grant.

                 b. DETERMINATION OF FAIR MARKET VALUE. The fair market value per Share on the date of grant shall be determined as follows:

                          (i) If the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the fair market value shall be the closing price of the Common Stock as reported by such exchange or system on the day the fair market value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported;

                          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the fair market value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the fair market value is determined; or

                          (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the fair market value shall be determined in such reasonable manner as may be prescribed by the Board.

                 c. CONSIDERATION AND METHOD OF PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, other shares of Common Stock having a fair market value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the Colorado Business Corporation Act.

         9.      EXERCISE OF OPTION.

                 a. PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                 In the sole discretion of the Board, at the time of the grant of an Option or subsequent thereto but prior to the exercise of an Option, an Optionee may be provided with the right to exchange, in a cashless transaction, all or part of the Option for Common Stock of the Company on terms and conditions determined by the Board.

                 An Option may not be exercised for a fraction of a Share.

                 An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment, as authorized by the Board, may consist of a consideration and method of payment allowable under Section 8(c) and this Section 9(a) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of the duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of this Plan.

                 Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                 b. TERMINATION OF STATUS AS AN EMPLOYEE. In the case of an Incentive Stock Option, if any Employee ceases to serve as an Employee, he may, but only within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                 c. DISABILITY OF OPTIONEE. In the case of an Incentive Stock Option, notwithstanding the provisions of Section 9(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within such period of time not exceeding 12 months as is determined by the Board at the time of grant of the Option from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                 d. DEATH OF OPTIONEE. In the case of an Incentive Stock Option, in the event of the death of the Optionee:

                          (i) During the term of the Option if the Optionee was at the time of his death an Employee and had been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise would have accrued had the Optionee continued living and remained in Continuous Status as an Employee 12 months after the date of death; or

                          (ii) Within such period of time not exceeding three months as is determined by the Board at the time of grant of the Option after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within 12 months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise had accrued at the date of termination.

         10. NONTRANSFERABILITY OF OPTIONS. Unless permitted by the Code, in the case of an Incentive Stock Option, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of any Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of the proposed sale of all or substan- tially all of the assets of the Company, or the merger of the Company with or into another corporation in a transaction in which the Company is not the survivor, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of such a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of 30 days from the date of such notice, and the Option will terminate upon the expiration of such period.

         12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or other person to whom an Option is so granted within a reasonable time after the date of such grant. Within a reasonable time after the date of the grant of an Option, the Company shall enter into and deliver to each Employee or other person granted such Option a written Stock Option Agreement as provided in Sections 2(r) and 16 hereof, setting forth the terms and conditions of such Option and separately identifying the portion of the Option which is an Incentive Stock Option and/or the portion of such Option which is a Nonstatutory Stock Option.

         13.     AMENDMENT AND TERMINATION OF THE PLAN.

                 a. AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

                          (i) An increase in the number of Shares subject to the Plan above 3,000,000 Shares, other than in connection with an adjustment under Section 11 of the Plan;

                          (ii) Any change in the designation of the class of Employees eligible to be granted Incentive Stock Options; or

                          (iii) Any material amendment under the Plan that would have to be approved by the shareholders of the Company for the Board to continue to be able to grant Incentive Stock Options under the Plan.

                 b. EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of legal counsel for the Company with respect to such compliance.

         As a condition to the existence of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares and such other representations and warranties which in the opinion of legal counsel for the Company, are necessary or appropriate to establish an exemption from the registration requirements under applicable federal and state securities laws with respect to the acquisition of such Shares.

         15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's legal counsel to be necessary for the lawful issuance and sale of any Share hereunder, shall relieve the Company of any liability relating to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         16. STOCK OPTION AGREEMENT. Each Option granted to an Employee or other persons shall be evidenced by a written Stock Option Agreement in such form as the Board shall approve.

         17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company on or before May 20, 1999. Such shareholder approval and any shareholder approval required under
Section 13 of the Plan, may be obtained at a duly held shareholders meeting if the votes cast in favor of the approval exceed the votes cast opposing the approval, or by unanimous written consent of the shareholders in accordance with the provisions of the Colorado Business Corporation Act.

         18. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

         19. GENDER. As used herein, the masculine, feminine and neuter genders shall be deemed to include the others in all cases where they would so apply.

         20. CHOICE OF LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS PLAN AND THE INSTRUMENTS EVIDENCING OPTIONS WILL BE GOVERNED BY THE

INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF COLORADO.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan effective as of May 21, 1998.

                                        CHAPARRAL RESOURCES, INC.,
                                        a Colorado corporation



                                        By:
                                           -------------------------------------
                                           Howard Karren, President

--------------------------------------------------------------------------------
                                      PROXY

                            CHAPARRAL RESOURCES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 26, 1998

         The undersigned hereby constitutes and appoints Alan D. Berlin, David
A. Dahl and Howard Karren, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.10 par value common stock of Chaparral Resources, Inc. ("Company") at the Annual Meeting of Stockholders (the "Meeting") to be held in the Vanderbilt Room of the Marriott Eastside, 525 Lexington at 49th Street, New York, New York 10017, on Friday, June 26, 1998, at 9:00 a.m. Eastern Time, and at all adjournments thereof for the following purposes:

1. Election of Directors.

     [ ] FOR THE DIRECTOR NOMINEES LISTED      [ ] WITHHOLD AUTHORITY TO VOTE
         BELOW (EXCEPT AS MARKED TO THE            FOR ALL NOMINEES LISTED BELOW
         CONTRARY BELOW)

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

              David A. Dahl                      John G. McMillian
              Ted Collins, Jr.                   J. Michael Muckleroy
              Richard L. Grant                   Arlo G. Sorensen
              Howard Karren

2. Adopt the 1998 Incentive and Nonstatutory Stock Option Plan.

         [ ] For           [ ] Against      [ ] Abstain

3. Ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended December 31, 1998.

         [ ] For           [ ] Against      [ ] Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
       The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS, FOR ADOPTION OF THE 1998 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

         It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Annual Report to Stockholders furnished therewith.

                                            Dated and Signed:

                                                                         , 1998
                                            ----------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s) should agree with the
                                            name(s) stenciled hereon. Executors,
                                            administrators, trustees, guardians
                                            and attorneys should so indicate
                                            when signing. Attorneys should
                                            submit powers of attorney.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROXY                     CHAPARRAL RESOURCES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 26, 1998

   The undersigned hereby constitutes and appoints Alan D. Berlin, David A. Dahl and Howard Karren, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.10 par value common stock of Chaparral Resources, Inc. ("Company") at the Annual Meeting of Stockholders (the "Meeting") to be held in the Vanderbilt Room of the Marriott Eastside, 525 Lexington at 49th Street, New York, New York 10017, on Friday, June 26, 1998, at 9:00 a.m. Eastern Time, and at all adjournments thereof for the following purposes:

1.  Election of Directors.

    [ ] FOR THE DIRECTOR NOMINEES LISTED BELOW (EXCEPT AS MARKED TO     [ ]
        THE CONTRARY BELOW)

    [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

David A. Dahl                      Howard Karren                      J. Michael Muckleroy
Ted Collins, Jr.                   John G. McMillian                  Arlo G. Sorensen
Richard L. Grant

2.  Adopt the 1998 Incentive and Nonstatutory Stock Option Plan.

    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ended December 31, 1998.

    [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies may do by virtue hereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS, FOR ADOPTION OF THE 1998 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

   It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Annual Report to Stockholders furnished therewith.

                                                Dated and Signed:

                                               --------------------------------,
                                                1998

                                                --------------------------------

                                                --------------------------------
                                                Signature(s) should agree with
                                                the name(s) stenciled hereon.
                                                Executors, administrators,
                                                trustees, guardians and
                                                attorneys should so indicate
                                                when signing. Attorneys should
                                                submit powers of attorney.

--------------------------------------------------------------------------------